UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 2, 2018

TURNING POINT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37763	20-0709285
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5201 Interchange Way, Louisville, KY 40229
(Address of principal executive offices)
(502) 778-4421
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☑

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Severance Agreement

As previously disclosed by Turning Point Brands, Inc. (the “Company”), on March 13, 2018, Mark A. Stegeman, Senior Vice President and Chief Financial Officer of the Company, resigned from his positions, effective immediately. Mr. Stegeman’s resignation is not the result of any disagreement with the Company and is not related to the Company’s operational performance or financial condition. In connection with Mr. Stegeman’s resignation from the Company, the Company entered into a Release and Severance Agreement with Mr. Stegeman dated May 2, 2018 (the “Severance Agreement”).

The Severance Agreement provides that the Company will pay Mr. Stegeman’s current base salary for a period of twelve (12) months, a severance bonus equal to the average cash bonuses received by Mr. Stegeman for the twenty-four (24) months preceding his resignation, and a lump sum payment in an amount equal to the cost of twelve (12) months COBRA coverage for continued medical coverage for Mr. Stegeman and his dependents. The Company’s obligation to provide these payments and benefits is contingent on Mr. Stegeman’s non-revocation of the Severance Agreement. In addition, subject to the Amendment (defined below), all of Mr. Stegeman’s non-vested stock options are forfeited and cancelled, but his vested stock options remain exercisable for 90 days following his resignation, according to the terms of the award agreements under which they were issued. If not exercised within 90 days, those vested stock options will also be cancelled.

Amendment to Stock Option Agreement

On May 3, 2018, the Company and Mr. Stegeman entered into an Amendment (the “Amendment”) to the Non-qualified Stock Option Award Agreement between the Company and Mr. Stegeman, dated August 10, 2016 (the “Stock Option Agreement”). The Amendment amends the vesting requirements set forth in the Stock Option Agreement to accelerate half of Mr. Stegman’s unvested shares, giving him the right and option to purchase a total of 47,247 shares pursuant to the Stock Option Agreement within 90 days of his termination from the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT BRANDS, INC.

Dated: May 8, 2018	By:	/s/ James Dobbins
James Dobbins
Senior Vice President, General Counsel and Secretary